EXHIBIT 32.1

Certification of Chief Executive Officer
and Principal Financial Officer

I, Anthony F. Rotondo, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, this quarterly report on Form 10-Q of First Surgical Partners Inc. for the period ending September 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of First Surgical Partners Inc.

/s/ Anthony F. Rotondo
By: Anthony F. Rotondo
Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: November 14, 2011

I, Don Knight, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, this quarterly report on Form 10-Q of First Surgical Partners Inc. for the period ending September 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of First Surgical Partners Inc.

/s/ Don Knight
By: Don Knight
Title:	Vice President, Finance (Principal Accounting and Financial Officer)

Date: November 14, 2011